UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 1, 2023
(Date of earliest event reported)
LABORATORY CORPORATION OF AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street
Burlington,	North Carolina	27215
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number including area code) 336-229-1127
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class            Trading Symbol            Name of exchange on which registered
Common Stock , $0.10 par value        LH                New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Laboratory Corporation of America Holdings (“Labcorp”) on May 4, 2023 (the “Initial Form 8-K”) to correct the reporting of equity award values for which the numbers were initially transposed in the Initial Form 8-K due to a clerical error.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with an internal organizational restructuring in preparation for the previously announced, planned spin-off of the Clinical Development and Commercialization Services business of Labcorp, on May 4, 2023, Labcorp announced that Mark S. Schroeder, the current Executive Vice President, and President, Diagnostics Laboratory Operations and Global Supply Chain of Labcorp, a named executive officer, has been appointed to the position of Executive Vice President, President Diagnostics & Chief Operations Officer, effective May 1, 2023.

In connection with Mr. Schroeder’s appointment, his base salary was increased to $650,000 and on May 5, 2023, he received a restricted stock unit award and a stock option award, each with a value of $100,000, and a performance share award with a value of $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ SANDRA VAN DER VAART
Sandra van der Vaart
Executive Vice President, Chief Legal Officer and Corporate Secretary

May 5, 2023